UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported):

April 16, 2013

CREXUS INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.  CHANGE IN CONTROL OF REGISTRANT

On April 16, 2013, Annaly Capital Management, Inc. (“Annaly”), through its wholly owned subsidiary, CXS Acquisition Corporation (“Acquisition”), accepted all of the shares of common stock of CreXus Investment Corp. (the “Company”) validly tendered in response to a tender offer by Acquisition that expired on April 16, 2013 and were not properly withdrawn. This transaction increased the number of shares of the Company’s common stock held by Annaly, directly or indirectly, to 64,753,114 shares (assuming that all shares tendered by guaranteed delivery are received), which is equal to approximately 84.5% of the Company’s outstanding common stock.

The purchase price for the tendered shares totaled $720.8 million. Annaly funded the acquisition with existing cash on hand.

Annaly does not expect to cause a change in the Company’s directors until completion of a planned merger of Acquisition and the Company, which is expected to take place on or about May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

	By:	/s/ Kevin Riordan
		Name:	Kevin Riordan
		Title:	Chief Executive Officer and President

Date: April 22, 2013